AT SCHAWK, INC.:	AT DRESNER CORPORATE SERVICES:
Timothy Allen	Investors: Philip Kranz
Vice President, Finance	312-780-7240
Operations and Investor Relations	pkranz@dresnerco.com
847-827-9494
Timothy.Allen@schawk.com

SCHAWK, INC. ANNOUNCES REGULAR QUARTERLY DIVIDEND
Increases quarterly dividend rate to $0.04 from $0.01 per share

DES PLAINES, IL, March 4, 2010 -- Schawk, Inc. -- (NYSE: SGK), a leading provider of brand point management services, enabling companies of all sizes to connect their brands with consumers to create deeper brand affinity, today reported that its board of directors has declared a regular quarterly dividend of $0.04 per share, payable on March 31, 2010, to Schawk, Inc. Class A common stockholders of record as of March 15, 2010.  This will be the 131st consecutive dividend paid by Schawk, Inc. and its predecessor company.

Separately, the Company currently plans to issue its financial results press release and issue its Form 10-K on or before March 16, 2010 and host a related conference call on or before March 17, 2010 with the specific details to be communicated next week.

About Schawk, Inc.
Schawk, Inc., (NYSE: SGK), is a leading provider of brand point management services, enabling companies of all sizes to connect their brands with consumers to create deeper brand affinity. With a global footprint of 48 offices, Schawk helps companies create compelling and consistent brand experiences by providing integrated strategic, creative and executional services across brand touchpoints. Founded in 1953, Schawk is trusted by many of the world’s leading organizations to help them achieve global brand consistency. For more information about Schawk, visit http://www.schawk.com.

Safe Harbor Statement
Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements are made based upon current expectations and beliefs that are subject to risk and uncertainty, and could be affected by unknown factors, such as factors that could effect the timing of the announcement of the Company’s 2009 financial results. Accordingly, actual results might differ materially from those contained in the forward-looking statements.